EXHIBIT 21
                        SUBSIDIARIES OF THE CORPORATION

                      SUBSIDIARIES OF THE CORPORATION

NAME                                            STATE OF FORMATION
----                                            ------------------
Jacobs & Company                                West Virginia
FS  Investments,  Inc.                          West Virginia
Triangle Surety Agency, Inc.                    West Virginia
Crystal Mountain Water, Inc.                    Arkansas


























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